Exhibit 10.68

RENEWAL AND AMENDMENT AGREEMENT

THIS AGREEMENT dated the 9th day of August, 2006 (the “Agreement Date”)

BETWEEN:

ROBERT RUDMAN, a business person with an address at 500 Australian Avenue, Suite 700 West Palm Beach, FL  33401

(the “Consultant”)

OF THE FIRST PART

AND:

SMARTIRE SYSTEMS INC., a company duly incorporated pursuant to the laws of the Province of British Columbia, having an office at 150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1

(“SmarTire“ or the “Company”)

OF THE SECOND PART

A.  The Manager and SmarTire entered into a consulting agreement (the “Consulting Agreement”) dated June 30, 2005 whereby SmarTire engaged the consultant for the period of one year;

B.  SmarTire and the Consultant wish to renew the terms of the Consulting Agreement on the terms and conditions set forth herein.

THEREFORE, in consideration of the mutual covenants and premises contained herein, and payment of $10, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1.	AMENDMENT

1.1  The following is added to section 3.0 of the Agreement, entitled “Compensation”, and shall be construed and interpreted in accordance with this Extension and Amendment Agreement;

1.2  The Company agrees to pay to the Consultant and the Consultant agrees to accept consulting fees as follows: commencing on the Effective Date and ending on the date of termination of this Agreement, the Company shall pay to the Consultant monthly as a fee for the Consulting Services an amount equal to US$10,000 (the “Consulting Fee”). The Company shall pay the Consulting Fee to the Consultant not later than 30 days following the month in which the relevant Consulting Services were rendered. The Consultant is not entitled to any employee benefits. Any stock options in the capital of the Company held by the Consultant will remain exercisable for the period that this Agreement is in effect and including 90 days after its termination if the Consultant resigns as a Director.

2.	TERM AND EFFECT OF TERMINATION OF AGREEMENT

2.1  This Renewal is deemed effective as of June 30, 2006 and will continue in force and effect for 12 months unless renewed by mutual agreement of both parties.

3.	GENERAL

3.1  In all other respects, the Agreement shall remain in full force and effect.

3.2  This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

3.3  This Agreement will be governed by and construed in accordance with the laws of British Columbia.

3.4  This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

3.5  Except as expressly amended by this Agreement, the Consulting Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SIGNED, SEALED and DELIVERED by ROBERT RUDMAN in the presence of: /s/ David Cohen Signature David Cohen Print Name 423 Juno Dunes Way June Beach Fl 3340 Address President - Petro Plus USA Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/Robert Rudman ROBERT RUDMAN

SMARTIRE SYSTEMS INC.

Per: /s/ Jeff Finkelstein

Authorized Signatory

Title: Chief Financial Officer